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                                                                   Exhibit 10.50
                                                                   -------------

PAYMENTS ON THIS NOTE CANNOT BE MADE UNLESS PERMITTED BY SECTION 500 OF THE CALIFORNIA CORPORATIONS CODE AND OTHER APPLICABLE LAWS AND CREDIT AGREEMENTS TO WHICH THE MAKER IS A PARTY. AS OF THE DATE OF ISSUANCE OF THIS NOTE, THE MAKER IS NOT IN COMPLIANCE WITH SECTION 500 OF THE CALIFORNIA CORPORATIONS CODE.



                          SUBORDINATED REDEMPTION NOTE
                              EXCESS CLASS B SHARES


$__________                   Commerce, California                ________, 2001

         Unified Western Grocers, Inc., a California corporation ("Maker"), promises to pay to ____________________ ("Payee"), at the principal place of business of the Payee as reflected on the records of the Maker, the principal sum of $___________ in lawful money of the United States together with interest at a rate of 6% per annum on the unpaid balance (all unpaid principal and interest constituting the "Outstanding Obligation"), principal and interest payable in 19 equal quarterly installments of $_____________, and the 20th installment representing the remaining balance of unpaid principal and interest. The payments hereunder shall be due and payable quarterly on the fifteenth day of January, April, July and October of each year until the whole sum of principal and interest has been paid in full. The first payment will be on the regular payment date first following execution of this Note. This Note is given pursuant to Article I, Section 11(b)(iii) of the Bylaws of the Maker and is subject to restraints imposed by law and the Bylaws of the Maker. All sums paid on this Note shall first be applied to interest, as accrued on the unpaid principal at the time of such payment, and thereafter to principal. Interest shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed.

         By accepting this Note Payee agrees to the following:

    1. Subordination of Outstanding Obligation. In consideration of financial accommodation given, to be given or continued to be given to the Payee by Maker, and in consideration of Maker's servicing of the Payee's account, and in consideration of the providing of financing to Maker by the holders of Senior Indebtedness as hereinafter defined, and in order to induce such financing, the Outstanding Obligation shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" means all indebtedness, liabilities or obligations of Maker, contingent or otherwise, whether existing on the date of execution of this Subordination Agreement or thereafter incurred,
(A) in respect of borrowed money; (B) evidenced by bonds, notes, debentures or other instruments of indebtedness; (C) evidenced by letters of credit, bankers'

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acceptances or similar credit instruments; (D) in respect of Capitalized Lease
Obligations; (E) in respect of the deferred purchase price of property or assets (whether real, personal, tangible or intangible) or in respect of any mortgage, security agreement, title retention agreement or conditional sale contract; (F) in respect of any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to provide interests rate protection; (G) in respect of all indebtedness, liabilities or obligations of others of any of the types referred to in clauses (A) through (F) for which Maker is responsible or liable as obligor, guarantor or otherwise or in respect of which recourse may be had against any of the property or assets (whether real, personal, tangible or intangible) of Maker; and (H) in respect of all modifications, renewals, extensions, replacements and refundings of any indebtedness, liabilities or obligations of any of the types described in clauses (A) through (G); provided, however, that the term "Senior Indebtedness" shall not mean any indebtedness, liabilities or obligations of Maker, contingent or otherwise, whether existing on the date of execution of this Subordination Agreement or thereafter incurred, (i) to trade creditors arising or incurred in the ordinary course of Maker's business (ii) in respect of any redemption, repurchase or other payments on capital stock, (iii) in respect of Patrons' Deposits, or (iv) in respect of Patronage Dividend Certificates.

         For purposes of the foregoing definition, "Capitalized Lease Obligations" means the discounted present value of the rental obligations of any person or entity under any lease of any property which, in accordance with generally accepted accounting principles, has been recorded on the balance sheet of such person or entity as a capitalized lease; "Patrons' Deposits" means the deposits from time to time required to be made or maintained with Maker by its patrons or customers in accordance with the Bylaws of Maker in effect from time to time or in accordance with the policies for the servicing of accounts of patrons or customers established from time to time by Maker, and any deposits from time to time made or maintained with Maker by its patrons or customers in excess of such required deposits; and "Patronage Dividend Certificates" means any notes, revolving fund certificates, retain certificates, certificates of indebtedness, patronage dividend certificates or any other written evidences of indebtedness of Maker at any time outstanding which evidence the indebtedness of Maker respecting the distribution by Maker of patronage dividends.

         The Outstanding Obligation shall be subordinate and junior in right of payment to all Senior Indebtedness in the following respects:

         A. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to Maker or to its creditors, as such, or to its property or assets (whether real, personal, tangible or intangible), or in the event of any proceedings for voluntary liquidation,

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    dissolution or other winding up of Maker, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness (whether accrued prior or subsequent to the commencement of such case or proceedings) before the Payee is entitled to receive any payment with respect to the Outstanding Obligation, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred herein upon the Senior Indebtedness and the holders thereof with respect to the Outstanding Obligation and the Payee by a lawful plan of reorganization under applicable bankruptcy law) the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, or by set off or otherwise, which may be payable or deliverable in any such proceedings in respect of the Outstanding Obligation (other than securities which are subordinate and junior in right of payment, at least to the extent provided herein with respect to the Outstanding Obligation, to the payment of all Senior Indebtedness then outstanding) and the holders of Senior Indebtedness may demand, sue for, collect and receive any such payment or distribution and the receipt therefor, and file all such claims and take all such action, in the name of the Payee or otherwise, as such holders of Senior Indebtedness may determine to be necessary or appropriate for the enforcement of these subordination provisions, and the Payee will also execute and deliver such instruments confirming such authorizations and such powers of attorney, proofs of claim, assignments of claim, and other instruments as may be requested by such holders of Senior Indebtedness in order to enable such holders to enforce any and all claims upon or in respect of that portion of any Outstanding Obligation; and upon any such insolvency or bankruptcy proceedings, receivership, liquidation, reorganization, arrangement or other similar proceedings, or voluntary liquidation, dissolution or other winding up, any payment or distribution of assets of Maker of any kind or character, whether in cash, property or securities or by set off or otherwise (other than securities which are subordinate and junior in right of payment, at least to the extent provided herein with respect to the Outstanding Obligation, to the payment of all Senior Indebtedness then outstanding) to which the Payee would be entitled, except for the provisions hereof, shall be paid by Maker or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness;

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         B. In the event that any default shall occur and be continuing with respect to the payment of Senior Indebtedness, unless payment in full shall have first been made on all Senior Indebtedness or such default with respect to such Senior Indebtedness shall have been cured or waived in accordance with the terms of such Senior Indebtedness, no payment shall be made with respect to the Outstanding Obligation (including any such payment which would cause such default); and

         C. In the event that any default (other than those referred to in paragraph B above) shall occur and be continuing with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, unless payment in full shall have first been made on all Senior Indebtedness or such default with respect to such Senior Indebtedness shall have been cured or waived in accordance with the terms of such Senior Indebtedness, all payments with respect to the Outstanding Obligation (including any such payment which would cause such default) shall be suspended during any period:

              (1) of 180 days after the giving of written notice of such default by the holders of Senior Indebtedness to Maker; provided, that only one such notice shall be given pursuant to this clause (1) in any 12 consecutive months; or

              (2) in which judicial proceedings shall be pending in respect of such default, a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to Maker in respect of such default and such judicial proceedings shall be diligently pursued in good faith.

         In the event that any payment or other distribution is made to or received by the Payee in contravention of the provisions of paragraphs A, B and/or C above, then such payment or other distribution shall be held by the Payee for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness (pro rata as their interests shall appear) or to their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness then due and payable in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

    2. Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due

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under this Note. Any partial prepayments shall be applied to installments in inverse order of their maturity.

    3. Right of Set-Off. Maker shall have the right to withhold and set-off against any amount due under this Note the amounts of any indebtedness that may be owing the Maker or any of the Maker's subsidiaries by the Payee. Payee shall have no right to set-off any amount due under this Note against any amount which the Payee owes the Maker or any of the Maker's subsidiaries, and the Payee hereby relinquishes any such right.

    4. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    5. Governing Law. This Note will be governed by the internal laws of the State of California without regard to conflicts of laws principles.

    6. Parties in Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or by the laws of succession if the Payee is an individual.

    7. Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All words used in this Note will be construed to be of such gender or number as the circumstances require.

    8. Non-Negotiability. This Note is not negotiable and shall not be construed as an instrument governed by Division 3 of the California Uniform Commercial Code.


                            [Signature Page follows]

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                  IN WITNESS WHEREOF, the Maker has caused this Note to be
executed by its duly authorized officers.


                                       Unified Western Grocers, Inc.,
                                       a California corporation


                                       By__________________________________
                                        Its _______________________________



                                       By__________________________________
                                        Its _______________________________

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